Exhibit 10.1 Employment Agreement of Steve Marcum dated April 15, 2010

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") made and effective as of the 15th day of April, 2010, by and between CITIZENS FIRST CORPORATION, a Kentucky corporation ("Employer"), and STEVE MARCUM, an individual ("Marcum").
WHEREAS, the parties desire to enter into this Employment Agreement which shall supersede any prior Employment Agreement in its entirety.
NOW, THEREFORE, for and in consideration of the mutual terms, conditions and benefits to be obtained by the parties to this Employment Agreement, the receipt and sufficiency of which the parties hereby acknowledge, Employer and Marcum agree as follows:
1.           Employment.

Employer hereby employs Marcum, and Marcum hereby accepts employment with Employer, as Executive Vice President and Chief Financial Officer of Employer and of the Bank. Such positions are hereinafter collectively referred to as the "Position."
2.           Term of Employment.
This Employment Agreement shall commence on and be effective as of the 15th day of April, 2010 (the "Commencement Date"), and continue through the 15th day of April, 2013, subject to renewal and to termination in accordance with the terms of this Employment Agreement.  This Employment Agreement shall automatically renew at the end of the initial term and each subsequent term thereafter for a one year period, unless either Employer or Marcum shall elect to terminate this Employment Agreement by written notice to the other party hereto at least sixty (60) days prior to the end of the respective term. Marcum's initial term of employment and any subsequent renewal thereof shall hereinafter be referred to as the "Term."  If this Employment Agreement is not renewed as specified herein, all of Marcum's rights to compensation and fringe benefits shall terminate at the end of the Term.

     3.           Responsibilities in Position.

During his employment, except for illness and reasonable vacation periods as hereinafter provided and reasonable involvement in civic affairs and in organizations which benefit, promote or complement the interests of Employer and the Bank, and except as otherwise provided in this Employment Agreement, or as approved by the Board of Directors of Employer, Marcum shall devote substantially all of his time, attention, skill and efforts to the faithful performance of his duties hereunder and in the Position, and shall use his best efforts, skill and experience to promote the business, interests and welfare of Employer and the Bank. Marcum shall not, without the consent of the Board of Directors of Employer, be engaged in any other business activity, whether or not such activity is pursued for gain, profit or pecuniary advantage.
4.           Specific Description of Authority.
Marcum shall have, exercise and carry out the authorities, powers, duties and responsibilities conferred upon persons occupying his position set forth herein consistent with the Bylaws and other directives and any amendments thereto as they may occur from time to time.  Marcum shall observe such directions and restrictions as the Board of Directors of Employer and any Supervisor, consistent with the Board of Directors and restrictions, may have conferred or imposed upon him. In the absence of specific directions, Marcum shall have the following duties, responsibilities and authorities with respect to Employer and the Bank:

A.           He shall discharge all duties customarily discharged by the Executive Vice President and Chief Financial Officer and shall have powers and authorities customarily conferred upon an individual holding such position and/or office, subject to the policies and directions from time to time adopted or given by its Board of Directors and/or his superiors consistent with the policies and directions associated with the Board of Directors and the Employer.
5.           Compensation.
Marcum's salary shall be $152,500.00 annually and shall be paid in equal installments. The Compensation Committee of the Employer's Board of Directors and Marcum may mutually agree to further adjust the salary of Marcum during the Term of this Employment Agreement. Any such additional adjustment of salary made during the Term of this Employment Agreement shall be in the form of a duly adopted resolution of the Compensation Committee of the Board of Directors.  Any purported Employment Agreement for additional compensation or for an adjustment in compensation which is not so evidenced by a written resolution of Employer's Compensation Committee shall not be enforceable, and shall be of no force or effect whatsoever.
6.           Reimbursement.

Employer will reimburse Marcum for all reasonable and necessary expenses incurred by him in carrying out his duties under this Employment Agreement; provided that such expenses shall be incurred by him only pursuant to the policies and procedures of Employer, from time to time in effect, and that all such expenses must be reasonable and necessary expenses incurred by him solely for the purpose of carrying out his duties under this Employment Agreement. Marcum shall present to Employer on a monthly basis an itemized account of such expenses in such form as may be required by Employer. Any such itemized account shall be subject to approval by Employer.
7.           Vacation and Sick Leave.
Marcum shall be entitled to four (4) weeks of vacation annually. Marcum shall be responsible for arranging to have other officers of Employer discharge his duties and responsibilities during any vacation period. Vacation shall be taken only at those times during which such vacation will be calculated to cause a minimum of disruption in the business of Employer. At least five (5) days of vacation must be taken consecutively each year. Unused vacation time shall not accrue from year to year.
Marcum shall additionally be entitled to seven (7) days of paid sick leave annually except that if Marcum becomes entitled to receive benefits under any disability policy provided by the Employer, all rights to sick leave compensation shall end at that time. Sick leave shall only be taken if Marcum is incapacitated by illness or injury from performing his duties in the Position and shall not be utilized as additional vacation time. Sick leave may be carried over from year to year, but Marcum agrees that he will not be compensated for any unused sick leave upon termination of this Employment Agreement.
    8.   Employee Benefits.
Marcum shall be entitled to participate in all employee benefit programs as are conferred by Employer, from time to time, upon its other executive officers, including the following:
A.           The right to participate in any health insurance program established by Employer;
B.           The right to participate in any profit sharing plan, pension plan, or other incentive program, retirement benefit plan or similar program established by Employer; provided, that Marcum must be a "qualified participant," as defined in the legal documentation establishing such plans;
C.           The right to participate in any life insurance plan, short-term disability plan, or long-term disability plan established by Employer;
9.           Annual Evaluation.

At least annually, Marcum shall receive an evaluation measured by the Chief Executive Officer and/or as directed by the Board of Directors, its adopted policies, and measured against specific goals and objectives as established by the Employer and Chief Executive Officer consistent with the employer’s directives.
10.           Termination.

Marcum may terminate his employment in the Position, and this Employment

 Agreement, at any time during the Term, provided that he shall give to the Employer's Board of Directors at least sixty (60) days prior written notice of such termination; provided that Employer may, in its discretion, elect to accelerate the effective date of any resignation, and the effective date of the termination of this Employment Agreement, upon receipt of any such notice of termination. If Marcum voluntarily terminates his employment in the Position and this Employment Agreement at any time during the Term, then all rights to compensation and fringe benefits shall terminate as of the effective date of such termination; provided, however, that Marcum shall be entitled to receive payment for any accrued vacation.
The Employer's Board of Directors may terminate Marcum's employment in writing for cause during the Term. If Marcum's employment is terminated for cause, Marcum shall not be entitled to any further compensation of any kind or nature whatsoever following written notice of such termination.
For purposes of this Paragraph, termination "for cause" means that the Employer has determined in good faith that Marcum has engaged in the following conduct:
A.           Marcum has appropriated to his personal use funds, rights or property of Employer or of any of the customers of Employer;
B.           Marcum has misrepresented or engaged in any other act of substantial dishonesty in the performance of his duties or responsibilities;
C.           Marcum has, in any substantial respects, failed to discharge his duties and responsibilities in the Position, and fails or refuses to correct such failings within thirty (30) days.  If receipt of written notice to him from the Employer of the failings, which such notice shall specifically describe Marcum's failings and the steps required to remedy same;
D.           Marcum is engaging in competition with Employer in any manner or in activities harmful to the business of Employer;
E.           Marcum is using alcohol, drugs or similar substances in an illegal manner.
F.           Marcum has become “disabled,” as hereinafter defined in this Employment

 Agreement;
G.           Marcum is convicted of a felony, or of a substantial misdemeanor involving moral turpitude;
H.           For any reason, Employer or the Bank is unable to procure upon Marcum a substantial fidelity bond, or a bonding company refuses to issue a bond to Employer or the Bank if Marcum is employed in the Position;
I.           Marcum is guilty of gross professional misconduct, or of a gross breach of this Employment Agreement of such a serious nature as would reasonably render his service entirely unacceptable, or
J.           The issuance by any state or federal regulatory agency of a request or demand for removal of Marcum from employment with the Employer or the Bank or from any office which Marcum then holds with Employer or the Bank.  The termination of this Employment Agreement for any reason shall operate as Marcum's automatic resignation from all positions associated with the Employer and the Bank and any affiliate of the Employer or the Bank.
11.           Disability.

Marcum shall be deemed to be "disabled" or shall be deemed to be suffering from a "disability" under the provisions of this Employment Agreement if a competent physician, acceptable to Marcum and Employer, states in writing that it is such physician's opinion that Marcum will be permanently (or for a continuous period of four (4) calendar months) unable to perform a substantial number of the usual and customary duties of Marcum's employment. In the event Marcum and Employer are unable to agree upon such a suitable physician for the purposes of making such a determination, then Marcum and Employer shall each select a physician, and such two physicians as selected by Employer and Marcum shall select a third physician who shall make the determination, and the determination made by such third physician shall be binding upon Marcum and Employer. It is further agreed that if a guardian is appointed for Marcum's person or a conservator or curator is appointed for Marcum's estate, or he is adjudicated "incompetent" or is suffering or operating under a mental "disability" by a court of appropriate jurisdiction, then Marcum shall be deemed to be "disabled" for all purposes under this Employment Agreement.  In the event Marcum becomes "disabled," then his employment and all rights to compensation and fringe benefits shall terminate effective as of the date of such disability determination.
12.           Death of Marcum.

Marcum's death shall terminate the Term and Marcum's employment and shall terminate all of Marcum's rights to all salary, compensation and fringe benefits effective as of the date of such death.
13.           Duties Upon Termination.

Upon the termination of Marcum's employment hereunder for any reason whatsoever (including but not limited to the failure of the parties to renew this Employment Agreement pursuant to Section 2 hereof), Marcum shall promptly return to Employer any property of Employer or its subsidiaries then in Marcum's possession or control, including without limitation, any technical data, performance information and reports, sales or marketing plans, documents or other records, computer programs, discs and any other physical representations of any other information relating to Employer or its subsidiaries. Marcum hereby acknowledges that any and all of such documents, items, and information are and shall remain at all times the exclusive property of Employer.
14.           Faithfulness.

Marcum shall diligently employ himself in the Position and in the business of Employer and shall be faithful to Employer in all transactions relating to it and its business and shall give, whenever required, a true account to the Employer's Board of Directors of all business transactions arising out of or connected with Employer and its business. Marcum shall keep Employer's Board of Directors fully informed of all work for and transactions on behalf of Employer. He shall not, except in accordance with regular policies of the Board of Directors from time to time in effect, borrow money in the name of Employer, use collateral owned by Employer as security for loans or lease or dispose of or in any way deal with any of the property, assets or interests of Employer other than in connection with the proper conduct of the business of Employer.
15.           Nonassignability.

Neither this Employment Agreement, nor any rights or interests hereunder, shall be assignable by Employer, or by Marcum, his beneficiaries or legal representatives, without the prior written consent of the other party. All services to be performed hereunder by Marcum must be personally performed by him.
16.           Consolidation.

Merger or Sale of Assets. Nothing in this Employment Agreement shall preclude Employer from consolidating or merging into or with, or transferring all or substantially all of its assets to, another bank or corporation. Upon such a consolidation, merger or transfer of assets, the successor to Employer or to all or substantially all of Employer's business and/or assets shall be obligated to assume the obligations of Employer under this Employment Agreement and the term "Employer," as used herein, shall mean such other bank or corporation, as the case may be, and this Employment Agreement shall continue in full force and effect.
17.           Binding Effect.

This Employment Agreement shall be binding upon, and shall inure to the benefit of Employer and its successors and assigns, and Marcum and his heirs, executors, administrators and personal representatives.
18.           Amendment of Employment Agreement.

This Employment Agreement may not be amended or modified
except by an instrument in writing signed by the parties hereto.

19.           Waiver.

No term or condition of this Employment Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Employment Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition in the future or as to any act other than that specifically waived.
20.           Severability.
If for any reason any provision of this Employment Agreement is held invalid, such invalidity shall not affect any other provision of this Employment Agreement not held invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provisions of this Employment Agreement shall be invalid in part, such partial invalidity shall in no way affect the rest of such provision not held invalid, and the rest of such provision, together with all other provisions of this Employment Agreement, shall, to the extent consistent with law, continue in full force and effect.
21.           Trade Secrets.
Marcum shall not, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information concerning any matters affecting or relating to Employer or the Bank, including, without limiting the generality of the foregoing, any information concerning any of its customers, its manner of operation, its plans, process or other data, without regard to whether all or any part of the foregoing matters will be deemed confidential, material or important, as the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the business and goodwill of Employer and the Bank, and that any breach of the terms of this Paragraph shall be a substantial and material breach of this Employment Agreement. All terms of this Paragraph shall remain in full force and effect after the termination of Marcum's employment and of this Employment Agreement.
Marcum acknowledges that it is necessary and proper that Employer preserve and protect its proprietary rights and unique, confidential and special information and goodwill, and the confidential nature of its business and of the affairs of its and the Bank's customers, and that it is therefore appropriate that Employer prevent Marcum from engaging in any breach of the provisions of this Paragraph. Marcum, therefore, agrees that a violation by Marcum of the terms of this Paragraph would result in irreparable and continuing injury to Employer, for which there might well be no adequate remedy at law. Therefore, in the event Marcum shall fail to comply with the provisions of this Paragraph, Employer shall be entitled to such injunctive and other relief as may be necessary or appropriate to cause Marcum to comply with the provisions of this Paragraph, and to recover, in addition to such relief, its reasonable costs and attorney's fees incurred in obtaining same. Such right to injunctive relief shall be in addition to, and not in lieu of, such rights to damages or other remedies as Employer shall be entitled to receive.
22.           Covenant Not to Compete.
Should this Employment Agreement be terminated for any reason by Marcum during the Term, Marcum covenants and agrees that he will not, for a period of six (6) months following the date of termination of the Employment Agreement:
A.           directly or indirectly engage or participate in the operation of a banking institution or enter the employ of, or render any personal services to, or receive remuneration in the form of salary, commissions or otherwise, from any business operating a banking institution within the geographical limits of Barren, Hart, Simpson, and Warren Counties in Kentucky and all other counties adjoining Warren County, Kentucky;
B.           offer employment to, hire, solicit, divert or appropriate to himself or any other person, any business or services of any person who was an employee or an agent of Employer or the Bank at any time during the last twelve (12) months of Marcum's employment hereunder; or
C.           contact or communicate by any means either for himself or on behalf of any other person, any existing or prospective customer of Employer or the Bank on the date of Marcum's termination for the purpose of soliciting, offering or doing any type of business or services similar in nature to the business of Employer or the Bank.  Marcum acknowledges that his breach of any covenant contained in this Section 22 will result in irreparable injury to Employer and its subsidiaries and that the remedy at law of such parties for such a breach will be inadequate. Accordingly, Marcum agrees and consents that Employer and its subsidiaries shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Marcum of any covenant contained in this Section 22.  If any provision of this Section 22 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable.
23.           Withholding.
Employer shall have the right to withhold from the compensation payable to Marcum hereunder any amounts required by law to be withheld.
24.           Entire Employment Agreement.
This Employment Agreement contains the entire Employment Agreement between the parties with respect to Marcum's employment by Employer and the Bank.  Each of the parties acknowledges that the other party has made no agreements or representations with respect to the subject matter of this Employment Agreement other than those hereinabove specifically set forth in this Employment Agreement.
    25.           Governing Law.
This Employment Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the Commonwealth of Kentucky.
IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.
/s/Steve Marcum
________________________________
STEVE MARCUM

CITIZENS FIRST CORPORATION

BY:/s/ Todd Kanipe
TITLE: President and Chief Executive Officer